                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James W. Kiser and Charles M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) one or more Registration Statements of NationsBank Corporation on Form S-8 relating to the issuance of up to 25,000,000 shares of the Common Stock of NationsBank Corporation pursuant to the NationsBank Corporation 1996 Associates Stock Option Award Plan and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of NationsBank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

         IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                                           NATIONSBANK CORPORATION


                                           By:      /s/      Hugh L. McColl, Jr.
                                                    Hugh L. McColl, Jr.
                                                    Chief Executive Officer

Dated:   January 22, 1997


         Signature                                      Title                                    Date


/s/      Hugh L. McColl, Jr.                Chief Executive Officer and Director        January 22, 1997
------------------------------------
Hugh L. McColl, Jr.                         (Principal Executive Officer)


/s/      James H. Hance, Jr.                Vice Chairman and                           January 22, 1997
----------------------------
James H. Hance, Jr.                         Chief Financial Officer
                                            (Principal Financial Officer)


/s/      Marc D. Oken                       Executive Vice President and                January 22, 1997
------------------------------------
Marc D. Oken                                Chief Accounting Officer
                                            (Principal Accounting Officer)


/s/      Andrew B. Craig, III               Chairman of the Board                       January 22, 1997
------------------------------------
Andrew B. Craig, III                        and Director


/s/      Ronald W. Allen                    Director                                    January 22, 1997
---------------------------
Ronald W. Allen


/s/      Ray C. Anderson                    Director                                    January 22, 1997
---------------------------
Ray C. Anderson


/s/      William M. Barnhardt               Director                                   January 22, 1997
------------------------------------
William M. Barnhardt


/s/      B. A. Bridgewater, Jr.             Director                                   January 22, 1997
------------------------------------
B. A. Bridgewater, Jr.


/s/      Thomas E. Capps                    Director                                   January 22, 1997
---------------------------
Thomas E. Capps


/s/      Charles W. Coker                   Director                                  January 22, 1997
---------------------------
Charles W. Coker


/s/      Thomas G. Cousins                  Director                                 January 22, 1997
---------------------------
Thomas G. Cousins


/s/      Alan T. Dickson                    Director                                 January 22, 1997
---------------------------
Alan T. Dickson






/s/      W. Frank Dowd, Jr.                 Director                                 January 22, 1997
------------------------------------
W. Frank Dowd, Jr.


/s/      Paul Fulton                        Director                                 January 22, 1997
------------------------------------
Paul Fulton


/s/      Timothy L. Guzzle                  Director                                 January 22, 1997
---------------------------
Timothy L. Guzzle


/s/      C. Ray Holman                      Director                                 January 22, 1997
------------------------------------
C. Ray Holman


/s/      W. W. Johnson                      Director                                 January 22, 1997
------------------------------------
W. W. Johnson


/s/      Russell W. Meyer, Jr.              Director                                 January 22, 1997
------------------------------------
Russell W. Meyer, Jr.


/s/      John J. Murphy                     Director                                 January 22, 1997
---------------------------
John J. Murphy


/s/      Richard B. Priory                  Director                                 January 22, 1997
---------------------------
Richard B. Priory


/s/      John C. Slane                      Director                                 January 22, 1997
------------------------------------
John C. Slane


/s/      O. Temple Sloan, Jr.               Director                                 January 22, 1997
------------------------------------
O. Temple Sloan, Jr.


/s/      John W. Snow                       Director                                 January 22, 1997
------------------------------------
John W. Snow


/s/      Meredith R. Spangler               Director                                 January 22, 1997
------------------------------------
Meredith R. Spangler


/s/      Robert H. Spilman                  Director                                 January 22, 1997
---------------------------
Robert H. Spilman


/s/      Albert E. Suter                    Director                                 January 22, 1997
------------------------------------
Albert E. Suter





/s/      Ronald Townsend                    Director                                 January 22, 1997
---------------------------
Ronald Townsend


/s/      E. Craig Wall, Jr.                 Director                                 January 22, 1997
------------------------------------
E. Craig Wall, Jr.


/s/      Jackie M. Ward                    Director                                  January 22, 1997
---------------------------
Jackie M. Ward


/s/      Virgil R. Williams                 Director                                 January 22, 1997
------------------------------------
Virgil R. Williams

PREAMBLES AND RESOLUTIONS TO BE ADOPTED BY BOARD OF DIRECTORS OF NATIONSBANK CORPORATION AT ITS MEETING ON WEDNESDAY, MARCH 26, 1997 WITH RESPECT TO THE 1996 ASSOCIATES STOCK OPTION AWARD PLAN


         WHEREAS, the Corporation sponsors the NationsBank Corporation 1996 Associates Stock Option Award Plan (the "Plan") and the NationsBank Corporation 1996 Associates Stock Option Award Subplan for Persons Employed in the United Kingdom (the "UK Subplan"); and

         WHEREAS, under the terms of the Plan as currently in effect, no additional options are to be granted under the Plan for associates hired after July 1, 1996 because during March 1997 the common stock of the Corporation achieved a closing price of $60 per share for ten consecutive trading days; and

         WHEREAS, in the opinion of the members of the Board of Directors, it is desirable and in the best interests of the Corporation that the Plan be amended in the form attached hereto as Exhibit A to provide for an additional grant under the Plan on April 1, 1997 for associates who have been hired after July 1, 1996;

         NOW, THEREFORE, BE IT RESOLVED, that the amendment to the NationsBank Corporation 1996 Associates Stock Option Award Plan in the form attached hereto as Exhibit A be, and the same hereby is, authorized, adopted and approved; and

         FURTHER RESOLVED, that the Principal Corporate Personnel Officer be, and he hereby is, authorized and directed to establish the stock price vesting triggers set forth in Paragraph 21(d)(i) and (ii) of the Plan as amended by the instrument attached hereto as Exhibit A within the following guidelines: (1) the 50% vesting trigger set forth in Paragraph 21(d)(i) of the Plan as amended shall not be less than 120% nor more than 130% of the closing price of the Corporation's common stock on April 1, 1997 and (2) the 100% vesting trigger set forth in Paragraph 21(d)(ii) of the Plan as amended shall not be less than 140% nor more than 160% of the closing price of the Corporation's common stock on April 1, 1997; and

         FURTHER RESOLVED, that upon establishing the common stock vesting triggers as described above and revising the amendment to the Plan attached hereto as Exhibit A accordingly, the Principal Corporate Personnel Officer of the Corporation be, and he hereby is, authorized and directed to execute on behalf of the Corporation the amendment to the Plan attached hereto as Exhibit A; and

         FURTHER RESOLVED, that the proper officers of the Corporate Personnel Group be, and they hereby are, authorized and directed to cause the UK Subplan to be amended consistent with the amendment to the Plan as approved above and to cause such amendment to the UK Subplan to be submitted for approval by the United Kingdom's Inland Revenue; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and the same hereby are, authorized and directed to take such other or further actions as they deem necessary or appropriate to carry out the full intent and purpose of the foregoing resolutions; and

         FURTHER RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects.

                                                                       EXHIBIT A

                             NATIONSBANK CORPORATION
                     1996 ASSOCIATES STOCK OPTION AWARD PLAN

                             Instrument of Amendment

         THIS INSTRUMENT OF AMENDMENT (the "Instrument") is executed as of the 1st day of April, 1997 by NATIONSBANK CORPORATION, a North Carolina corporation (the "Corporation").
                              Statement of Purpose
         The Corporation and its subsidiary corporations (collectively, the "Participating Employers") sponsor the NationsBank Corporation 1996 Associates Stock Option Award Plan (the "Plan"). Under the terms of the Plan as currently in effect, no additional options are to be granted under the Plan for associates hired after July 1, 1996 because during March 1997 the common stock of the Corporation achieved a closing price of $60 per share for ten consecutive trading days. The Participating Employers desire to amend the Plan as set forth herein to provide an additional grant on April 1, 1997 for associates hired after July 1, 1996. The amendment set forth herein has been approved by the Board of Directors of the Corporation.
         NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date hereof:
         1.       The following Paragraph 21 is added to the end of the Plan:
         "21.     APRIL 1, 1997 GRANT DATE:

                  On March 3, 1997, the Common Stock achieved a Closing Price of at least sixty dollars ($60) per share for ten consecutive trading days. As a result, no additional Options are to be granted under the Plan for the July 1, 1997 Grant Date or any subsequent Grant Dates. Notwithstanding the foregoing, this Paragraph 21 sets forth the terms and provisions for a special one-time grant of Options under the Plan to certain associates on April 1, 1997 (the "1997 Grant Date"):

                           (a) Subject to the provisions of Paragraph 4(b)
                  through (e) above, the persons eligible to receive an Option grant on the 1997 Grant Date (the "1997 Eligible Associates") shall be each associate of a Participating Employer who is benefits eligible and who is actively employed on the 1997 Grant Date in any one of the positions set forth in Paragraph 4(a) above and, in addition, who either (1) has not previously been granted an Option under the Plan or (2) has previously been granted an Option under the Plan but the Option was forfeited or terminated without having been exercised to any extent.

                           (b) The number of shares of Common Stock to be
                  covered by the Option granted to a 1997 Eligible Associate on the 1997 Grant Date shall be determined as follows:

                    Position on the                  # of Shares Covered
                  1997 Grant Date                          By Option

                  Vice President .......................... 800
                  Asst. Vice President ...................  600
                  Officer below level of Asst.
                           Vice President ................  400
                  Full-time associate who is
                           not an officer ................  400
                           Part-time associate who is
                           not an officer ................  200

                  Notwithstanding any provision of the Plan to the contrary, no 1997 Eligible Associate shall be granted more than one Option on the 1997 Grant Date, regardless of whether on the 1997 Grant Date such 1997 Eligible Associate is employed by more than one Participating Employer. With respect to an associate who the Committee has determined to be a 1997 Eligible Associate pursuant to Paragraph 4(d), the Committee shall have final authority to determine the number of shares to be covered by such 1997 Eligible Associate's Option in accordance with the foregoing table. Any change in a 1997 Eligible Associate's job status or position with the Participating Employers after the 1997 Grant Date shall not affect the grant of an Option to such 1997 Eligible Associate or any rights thereunder except as otherwise expressly provided in the Plan.

                           (c) The option exercise price for each share of
                  Common Stock covered by an Option granted on the 1997 Grant Date shall be the Closing Price of the Common Stock on the 1997 Grant Date.

                           (d) Options granted on the 1997 Grant Date shall be
                  subject to the vesting/termination provisions of Paragraph 8 above (other than Paragraph 8(b) which shall not apply with respect to such Options) except that, subject to the provisions of Paragraph 14 and Paragraph 19, an Option granted on the 1997 Grant Date shall vest prior to July 1, 2000 only as follows:

                                    (i) The Option shall become fifty percent
                           (50%) vested if both (A) the Closing Price of the Common Stock equals or exceeds $____ (subject to adjustment pursuant to Paragraph 14) for at least ten
                           (10) consecutive trading days prior to July 1, 2000 and (B) the optionee remains employed with the Participating Employers through at least April 1, 1998.

                                    (ii) The Option shall become one hundred
                           percent (100%) vested if both (A) the Closing Price of the Common Stock equals or exceeds $____ (subject to adjustment pursuant to Paragraph 14) for at least ten (10) consecutive trading days prior to July 1, 2000 and (B) the optionee remains employed with the Participating Employers through at least April 1, 1998.

                                    (iii) Notwithstanding the foregoing and
                           consistent with the provisions of Paragraph 8(d), the Option shall become one hundred percent (100%) vested prior to July 1, 2000 if the optionee's employment with the Participating Employers terminates as a result of the optionee's death, disability (as defined in Paragraph 8) or retirement (as defined in Paragraph 8); provided, however, that if such death, disability or retirement occurs before April 1, 1998, the Option shall be exercisable only during the ninety (90) day period beginning on April 1, 1998.

         Except for the foregoing special terms and provisions, Options granted on the 1997 Grant Date shall be subject to the terms and provisions of the Plan without regard to the provisions of this Paragraph 21."

         2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Corporation, on behalf of the Participating Employers, has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

                             NATIONSBANK CORPORATION

                             By:_______________________________
                                   C. J. Cooley, Executive Vice President

                             "Corporation"

                            CERTIFICATE OF SECRETARY


         I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of said corporation at a meeting of said Board of Directors held March 26, 1997, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 1st day of April, 1997.



(CORPORATE SEAL)



                                              /s/ Allison L. Gilliam
                                              Allison L. Gilliam
                                              Assistant Secretary